Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 11 (File No. 333-267461) to the Registration Statement on Form F-1 of our report dated April 27, 2023, with respect to the audited consolidated financial statements of AgiiPlus Inc. for the year ended December 31, 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 18, 2024